UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Ethan S. Buyon was appointed as a director of the Company on February 22, 2008. The appointment was pursuant to a covenant in a Securities Purchase Agreement (the “Purchase Agreement”) entered into on February 8, 2008, by and among the Company, LC Capital Master Fund, Ltd. and Lampe Conway & Co., LLC (“Lampe Conway”), requiring the Company to appoint a director selected by Lampe Conway. The material terms of the Purchase Agreement are described in the Company’s Current Report on Form 8-K for February 8, 2008, which is incorporated herein by this reference.
Mr. Buyon, age 53, has been the interim Chief Operating Officer for Citi Residential Lending, Inc. since September 2007 and is currently a Managing Director at Citi Markets and Banking since February 2008. Before joining Citi Markets and Banking, Mr. Buyon served as a Managing Director of CRP Partners (and its processor firm The Recovery Group) from October 2003 to February 2008. From May 2002 to October 2003, Mr. Buyon served as a Managing Director of Crossroads, LLC, a national restructuring and financial advisory firm.
A copy of the press release with respect to the appointment of Mr. Buyon is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release dated February 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
	Name:	Richard B. Stern
Date: February 25, 2008	Title:	President & Chief Executive Officer

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